UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2012

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 4, 2012, certain registration deadlines under that certain Registration Rights Agreement dated September 28, 2012, among CombiMatrix Corporation (the “Company”) and the investors who are parties thereto (the “Investors”), were extended such that the Company (i) had until December 5, 2012 to file with the SEC an amendment to the registration statement covering the shares of Common Stock underlying the Series A 6% Convertible Preferred Stock (the “Series A Stock”) that was issued on October 1, 2012, (ii) must cause such registration statement to be declared effective by January 4, 2013, (iii) must file with the SEC within 15 days after December 6, 2012 a registration statement covering the shares of Common Stock underlying the Warrants that were issued on October 1, 2012 and (iv) must cause such registration statement to be declared effective by the 90th day after December 6, 2012.  The foregoing information is qualified in its entirety by reference to the actual terms of the Consent and Waiver attached hereto as Exhibit 10.1, and which is incorporated herein by reference.  The terms of the Registration Rights Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2012 (the “Initial 8-K”).

Item 3.02.             Unregistered Sales of Equity Securities.

On December 6, 2012, the Company sold and issued 1,449.29961 shares of Series A Stock to the Investors at a purchase price of $1,000 per share in a second closing (the “Second Closing”) under that certain Securities Purchase Agreement dated September 28, 2012, among the Company and the Investors (the “Purchase Agreement”).  The $1,449,299.61 aggregate purchase price for the Series A Stock issued and sold in the Second Closing was paid in cash.

In addition to the issuance of the Series A Stock, at the Second Closing the Company issued to each Investor a Warrant to purchase Common Stock of the Company initially exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion at the conversion price of the Series A Stock acquired by such Investor at the Second Closing.  The exercise price of the Warrants issued at the Second Closing is $2.364, which is 120% of the consolidated closing bid price of one share of Common Stock on the Nasdaq Capital Market on the date of the Second Closing.  The terms of the Series A Stock, the Warrants and the transactions contemplated by the Purchase Agreement were previously disclosed in the Initial 8-K.

After the Second Closing, there are 2,500 shares of Series A Stock outstanding, which are convertible into 1,250,299 shares of Common Stock at the current conversion price of $1.9995, which is 77.5% of the three day volume weighted average price of one share of Common Stock immediately prior to the Second Closing (subject to further adjustment as described in the Initial 8-K) and there are Warrants outstanding to purchase 213,945 shares of Common Stock at the current exercise price of $9.50 and Warrants outstanding to purchase 724,825 shares of Common Stock at the current exercise price of $2.364 (all subject to further adjustment as described in the Initial 8-K).

The transactions described above were approved by the Company’s stockholders at a special meeting of stockholders held on November 29, 2012.  The Common Stock underlying the Series A Stock and Warrants has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  In connection with the Series A Stock financing, however, the Company has granted the Investors the registration rights described in the Registration Rights Agreement, as modified by the Consent and Waiver.  The Company does not plan to register the Series A Stock or the Warrants.

The sale and issuance of the Series A Stock to the Investors at the Second Closing, the issuance of the Warrants at the Second Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, or as dividend, “make-whole” or redemption payments on the Series A Stock, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  The Company paid C. K. Cooper & Company a fee of $108,697.47 at the Second Closing for services rendered in connection with the Series A Stock financing.

Item 3.03.             Material Modification to Rights of Security Holders.

The information disclosed in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.             Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1	Consent and Waiver executed on December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: December 7, 2012	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Consent and Waiver executed on December 4, 2012